                                                                     EXHIBIT 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 18, 2002, (THE "SECURITIES PURCHASE AGREEMENT") A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OR EXERCISED BY OR ON BEHALF OF ANY PERSON UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT.

No. AA-2-1                                           Dated: As of March 18, 2002

                                     WARRANT

                          HOLIDAY RV SUPERSTORES, INC.

        This Warrant certifies that The Stephen Adams Living Trust UTA dated September 15, 1997, or registered assigns, is the registered holder of a warrant (this "Warrant") to purchase 750,000 shares (as adjusted from time to time hereunder, the "Exercise Shares") of common stock, par value $.01 per share (the "Common Stock"), of Holiday RV Superstores, Inc., a Delaware corporation (the "Company"), at an exercise price per share equal to $.50 (the "Exercise Price"). This Warrant will not be exercisable until the Company has received stockholder approval to issue this Warrant as required under Nasdaq Marketplace Rule 4350(i)(1)(D).

EXERCISE; EXPIRATION; REDEMPTION.

        To exercise this Warrant, the Warrant holder must elect and sign the exercise election form attached to this Warrant certificate and deliver to the Company (i) this Warrant certificate and (ii) cash or a check payable to the Company for the Exercise Price for the Warrant.

        This Warrant may be exercised by any holder hereof at any time after the date first set forth above until March 18, 2007, the date of expiration of this Warrant. To the extent that this Warrant has not been exercised by the date of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

        This Warrant shall be exercisable at the election of any holder hereof, either in full or from time to time in part (but in no event for less than one whole Share) and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Exercise Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Exercise Shares issuable upon exercise will be issued.

        The Company covenants that all Exercise Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

        The Company will pay all documentary stamp taxes attributable to the issuance of Exercise Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Exercise Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

        The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portion hereof), in lieu of the issuance of such fraction of a share, the Company shall pay to the exercising holder an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

TRANSFER OR EXCHANGE.

        This Warrant and the Exercise Shares may only be transferred by the holder in accordance with the registration requirements of the Act or an exemption therefrom, and in accordance with any other restrictions set forth herein or in the Securities Purchase Agreement.

        Subject to compliance with the preceding paragraph, the Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney and an opinion of counsel in form and substance satisfactory to the Company that such transfer may be effected under the Act. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

        This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of the like tenor and representing a Warrant with respect to a like aggregate number of Exercise Shares. A Warrant certificate surrendered for exchange shall be cancelled by the Company.

        Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Exercise Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any Person so designated to be named therein shall be deemed to have become a holder of record of such Exercise Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price).

        The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as members in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or rights whatsoever as stockholders of the Company.


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MUTILATED, LOST, STOLEN OR DESTROYED WARRANT CERTIFICATE.

        In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its reasonable discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

RESERVATION OF EXERCISE SHARES FOR ISSUANCE.

        The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of this Warrant, the maximum number of shares of Common Stock which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the Common Stock and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

EFFECT OF SUBDIVISION, RECLASSIFICATION, MERGER, DIVIDEND, ETC.; ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK.

        (a) Exercise Price Adjustments. The Exercise Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment as follows:

               (i) Common Stock Issued at Less than the Exercise Price. If the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price equal to the consideration per share at which such Common Stock was sold or, if such Common Stock was issued for no consideration, to $.01 per share. In such event the number of Exercise Shares in effect immediately prior to such issuance shall immediately be proportionally increased by multiplying the number of Exercise Shares by a fraction the numerator of which is the Exercise Price in effect immediately prior to such issuance and the denominator of which is the Exercise Price in effect immediately after such issuance. The consideration per share shall be computed by dividing the aggregate consideration received by the Company from the issuance of such Common Stock by the total number of shares of Common Stock issued.

For purposes of any adjustment of the Exercise Price and the number of Exercise Share pursuant to this clause (i) and (ii), the following provisions shall be applicable:

        (A) Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Stock plus any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.


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        (B) Consideration Other Than Cash. In the case of the issuance of Common
Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefore (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors of the Company (the "Board of Directors"), irrespective of any accounting treatment.

        (C) Options and Convertible Securities. In the case of the issuance of
(i) options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), (ii) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable):

               (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses (A) and (B) above), if any, received by the Company upon the issuance of such options, warrant or rights plus the maximum aggregate amount of additional consideration (set forth in the instruments relating thereto, without regard to any provision contained therein for subsequent adjustments of such consideration) payable to the Company upon the exercise of such options, warrants or other rights to purchase or acquire Common Stock;

               (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration (determined in the manner provided in subclauses (A), (B), and (C)(1), above), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof;

               (3) on any change in the number of shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Exercise Price and the number of Exercise Shares as then in effect shall forthwith be readjusted to such Exercise Price and the number of Exercise Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change;

               (4) on the expiration or cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price and the number of Exercise Shares and the number of Exercise Shares shall forthwith be readjusted to such Exercise Price and the number of Exercise Shares as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or exchangeable securities on the basis of the issuance only the

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number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities; and

               (5) if the Exercise Price and the number of Exercise Shares shall have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Exercise Price and the number of Exercise Shares shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                      (ii) Common Stock Issued at Less than the Fair Market Value. If the Company shall issue any Common Stock other than Excluded Stock (as hereinafter defined) for a consideration per share less than the then fair market value per share of the Common Stock immediately prior to such issuance and the provisions of Section 5(a)(i) above are not applicable to an adjustment in the Exercise Price and the number of Exercise Shares, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying such Exercise Price by a fraction, the numerator of which is (1) an amount equal to (A) the number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Exercise Price in effect immediately prior to such issuance and (B) the number of shares of Common Stock issued in such issuance has such shares been issued at a price per share equal to the then fair market value per share of the Common Stock immediately prior to such issuance, and the denominator of which is (2) the total number of shares of Common Stock outstanding immediately after such issuance. In such event the number of Exercise Shares in effect immediately prior to such issuance shall immediately be proportionally increased by multiplying the number of Exercise Shares by a fraction the numerator of which is the Exercise Price in effect immediately prior to such issuance and the denominator of which is the Exercise Price in effect immediately after such issuance.

                      (iii) Excluded Stock. "Excluded Stock" shall mean (A) shares of Common Stock issued or reserved for issuance by the Company as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock or Preferred Stock, or upon conversion or exercise of any securities of the Company issued pursuant to the Securities Purchase Agreements; (B) up to 3,000,000 shares of Common Stock to be issued or reserved for issuance to employees, consultants, officers or directors of the Company pursuant to the Company's 1999 Stock Compensation Program, provided the exercise price for any options is at least equal to the fair market value of the Common Stock at the time the option was granted and the sales price for any shares of Common Stock issued under such plan is at least equal to the fair market value of the Common Stock at the time the shares are sold other than pursuant to the exercise of an option under such a plan; (C) shares of Common Stock or options or warrants for shares of Common Stock issued or reserved for issuance by the Company pursuant to the acquisition of stock or assets of an unaffiliated Person, provided that the consideration received by the Company for such shares of Common Stock shall be at least equal to the fair market value of the Common Stock at the time of such acquisition and the aggregate number of shares of Common Stock issued under this clause (C) and clause (D) below shall not exceed 1,000,000 shares; (D) shares of Common Stock or options or warrants for shares of Common Stock issued or reserved for issuance by the Company to equipment lessors, banks, financial institutions or similar entities in connection with commercial credit arrangements, equipment financing or similar transactions, provided that the aggregate number of shares of Common Stock issued under this clause (D) and clause (C) above shall not exceed 1,000,000 shares; (E) shares of Common Stock issued or reserved for issuance by the Company as a dividend or other distribution in connection with which an adjustment to the Exercise Price is made pursuant to Section 5(a)(iv) or (v);
(F) issuance of securities in a public offering, provided that such offering is made pursuant to a firm underwriting agreement and the net proceeds to the Company are at least $15 million; and (G) shares of Common Stock issued pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company which were issued or authorized to be issued as of the date hereof. All shares of Excluded Stock which the Company

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has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 5(a).

                      (iv) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price and the number of Exercise Shares in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of this Warrant shall be entitled to receive, upon exercise hereof, the number of shares of Common Stock which the holder would have owned or been entitled to receive had this Warrant been exercised immediately prior to such date. Successive adjustments in the Exercise Price and the number of Exercise Shares shall be made whenever any event specified above shall occur.

                      (v) Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation with or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, this Warrant shall after the date of such consolidation, merger, sale, lease or conveyance be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon exercise of this Warrant would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant.

                      (vi) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 5(a) shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share, as the case may be. Any provisions of this Section 5 to the contrary notwithstanding, no adjustment in the Exercise Price and the number of Exercise Shares shall be made if the amount of such adjustment would be less than $0.01 or one hundredth (1/100th) of a share, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more or one hundredth (1/100th) of a share.

        (b) Statement Regarding Adjustments Whenever the Exercise Price shall be adjusted as provided in Section 5(a), the Company shall forthwith file, at the office of any transfer agent for this Warrant, if any, and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and the number of Exercise Shares that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder of this Warrant at its address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants, if applicable. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of
Section 5(c).

        (c) Notice to Holder. In the event the Company shall propose to take any action of the type described in clauses (i) or (ii) (but only if the action of the type described in clauses (i) or (ii) would result in an adjustment in the Exercise Price and the number of Exercise Shares) of Section 5(a) and in clauses
(iv) or (v) of Section 5(a) or propose to make any distribution to the holders of shares of Common Stock, the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 5(b), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        (d) Treasury Stock. For the purposes of this Section 5, the sale or other disposition of any Common Stock theretofore held in the Company's treasury shall be deemed to be an issuance thereof.

        (e) Securities Purchase Agreements. For the purpose of this Section 5, the term "Securities Purchase Agreements" means (i) this Agreement, (ii) the securities purchase agreement dated as of December 31, 2001 between the Company and The Stephen Adams Living Trust, and (iii) the Securities Purchase Agreement dated as of January 31, 2002 between the Company and Arc Capital.

MISCELLANEOUS.

        This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be construed in accordance with the internal law of said State.

        Nothing in this Warrant certificate shall be construed to give to any Person other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

        IN WITNESS WHEREOF, Holiday RV Superstores, Inc., a Delaware corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

Dated as of March 18, 2002

                                            HOLIDAY RV SUPERSTORES, INC.




                                            By: /s/ Casey Gunnell
                                               --------------------------------
                                                   Casey Gunnell
                                                   President

                                EXERCISE ELECTION

To be Executed by the Holder
in Order to Exercise the Warrant

        The undersigned holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, ________ shares of common stock, $.01 par value ("Shares"), and herewith makes payment of an aggregate of $___________ therefor in accordance with the terms of the Warrant Certificate. The undersigned requests that the certificates for Shares to be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

                (Please type or print name and address)


                (Social Security or tax identification number, if applicable)

and delivered to

                (Please type or print name and address)

and, if such number of Shares shall not be all the Shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the Shares subject to the Warrant be registered in the name of, and delivered to, the holder at the address stated below.

        In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check or money order payable in United States currency to the order of Holiday RV Superstores, Inc., or its successor.

Dated:


(Address)




Signatures guaranteed by:

-------------------------